Exhibit 10.1

PROMISSORY NOTE

(City) Miami (State) FL

Date: 12/29/2004

     FOR VALUE RECEIVED, the undersigned, CONTINUCARE 110197, (“Maker”), promises and agrees to pay to the order of Humana Medical Plan Inc., a Corporation (“Holder”), the principal sum of One Million Forty Thousand Dollars ($1,040,000) with no interest thereon payable in twelve (12) equal installments of Eighty Six Thousand Six Hundred Sixty-Six Dollars And Sixty Six Cents ($86,666.66), 12/1/2005 being the final maturity day of this note.

     All payments on this Note shall be made to the Holder in legal tender of the United States of America at its offices located at 500 West Main Street, Louisville, Kentucky 40202, or to such other person or such other place as may be designated in writing by the Holder.

     If the Maker defaults in any payment of the sum above and such default should continue for fifteen (15) days, then the entire principal sum shall, at the option of the Holder, become due and collectible without notice, time being of the essence, and the principal sum shall bear interest from the time of default until paid at the rate of eighteen percent (18%) per annum.

     Each of the following events shall constitute a default under this Note:

     (a) If the Maker shall fail to pay the principal on this Note when due or within five (5) days after the due date thereof.

     (b) If the Maker shall (i) discontinue business, (ii) make a general assignment for the benefit of its or his creditors, (iii) apply for or consent to the appointment of a custodian, receiver, trustee or liquidator of all or a substantial part of its or his assets, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy or file a petition or an answer seeking a composition, reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief for debtors, or admit (by answer, default or otherwise) the material allegations of any petition filed against it or him in any bankruptcy, reorganization, composition, insolvency or other proceeding (whether federal or state) relating to relief for debtors, (vi) suffer or permit to continue unstayed and in effect any judgment, decree or order entered by a court or governmental agency of competent jurisdiction, which assumes control of the Maker or approves a petition seeking reorganization, composition or arrangement of the Maker or any other judicial modification of the rights of any of its creditors, or appoints a custodian, receiver, trustee or liquidator for the Maker, or for all or a substantial part of any of its or his business or assets, (vii) not be paying its or his debts generally as they become due, or (viii) be enjoined or restrained from conducting all or a material part of any of its or his businesses as now conducted and the same is not dismissed and dissolved.

     If there is a default in the payment of any installment of principal on this Note when due, the Holder may, at its sole option, during the continuation of such payment default, declare the entire unpaid principal balance on this Note to be, whereupon the same shall be, immediately due and payable in full to the Holder, unless the default is of the type referred to in (b) above, in which the event the entire unpaid principal balance on this Note shall automatically be due and payable in full to the Holder.

     The failure of the Holder to exercise any of its rights, powers and/or remedies shall not constitute a waiver of the right to exercise the same at that or any other time. All rights and remedies of the Holder for default hereunder shall be cumulative to the greater extent permitted by law. Time shall be of the essence in the payment of all installments on this Note.

     The Maker hereby waives demand, protest and notice of maturity, non-payment or protest and all requirements necessary to hold him liable as maker or endorser.

     If there is any default under this Note which is not cured, and this Note is placed in the hands of any attorneys for collection, or is collected through any court, including any bankruptcy court, the Maker promises and agrees to pay to the Holder its reasonable attorneys’ fees, court costs and other expenses incurred in collecting or attempting to collect or securing or attempting to secure this Note.

     This Note may be prepaid at any time, in whole or in part, and without premium or penalty.

     This Note had been delivered in, and shall be governed by and construed in accordance with the laws of the State of Florida.

“Maker”

CONTINUCARE CORPORATION

BY: _____________________________

ITS: _____________________________